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                                                                    EXHIBIT 24.1


The Directors
Alliance Resources Plc
Kingsbury House
15-17 King Street
London
SW1Y 6QU






We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG Audit Plc


London, England
February 19, 1997